UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    May 14, 2019

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07     Submission of Matters to a Vote of Security Holders
On May 14, 2019, Telos Corporation (“Telos” or the “Company”) held the annual meeting of its stockholders.  Two proposals were submitted to the holders of the Company’s Class A Common Stock and Class B Common Stock for their approval, which are described in detail in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission.  The final results of voting for each matter submitted to a vote of the stockholders at the meeting were as follows:
1.           The holders of the Company’s Class A and Class B Common Stock elected seven Class A/B directors to serve until the 2020 Annual Meeting of the stockholders or until their successors are elected and qualified.  Each of the nominees received the affirmative vote of a majority of the shares of the Company’s Class A and Class B Common Stock cast by stockholders present in person or represented by proxy at the annual meeting.  The final results of voting regarding this proposal were as follows:
Name	For	Withheld
John B. Wood	35,393,088.50	0
Bernard C. Bailey	35,393,088.50	0
David Borland	35,393,088.50	0
Lt. Gen. (ret.) Bruce R. Harris	35,393,088.50	0
Lt. Gen. (ret.) Charles C. Mahan, Jr.	35,393,088.50	0
Maj. Gen. (ret.) John W. Maluda	35,393,088.50	0
Robert J. Marino	35,393,088.50	0

2. The holders of the Company’s Class A and Class B Common Stock voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  The ratification received the affirmative vote of a majority of the votes cast by the holders of the Company’s Class A and Class B Common Stock present in person or represented by proxy at the annual meeting.  The final results of voting regarding this proposal were as follows:
For	Against	Abstain
35,393,088.50	0	0

SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 16, 2019

TELOS CORPORATION
By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer